MASTER REORGANIZATION AGREEMENT
This Master Reorganization Agreement (this “Agreement”) is entered into effective as of September 1, 2016, by and among MPLX Holdings Inc., a Delaware corporation (“Holdings”), MarkWest Energy Partners, L.P., a Delaware limited partnership (“MarkWest”), MWE GP LLC, a Delaware limited liability company (“MWE GP”), MPLX LP, a Delaware limited partnership (“MPLX”), MPLX GP LLC, a Delaware limited liability company (“MPLX GP”), MPC Investment LLC, a Delaware limited liability company (“MPC Investment”), MPLX Logistics Holdings LLC, a Delaware limited liability company (“Logistics Holdings”), and MarkWest Hydrocarbon, L.L.C., a Delaware limited liability company (“Hydrocarbon”). The parties hereto are sometimes referred to, collectively, as the “Parties” and, individually, as a “Party”.
RECITALS
WHEREAS, the Parties have decided to effect a series of Reorganization Transactions (as defined below), including the exchange of all of the issued and outstanding Class A units representing limited partner interests of MPLX (“MPLX Class A Units”) for newly created and issued common units representing limited partner interests of MPLX (“MPLX Common Units”) to, among other things, simplify MPLX’s ownership structure by eliminating the MPLX Class A Units, simplify MPLX’s financial and tax reporting, and facilitate the repayment of intercompany debt between Hydrocarbon and MarkWest;
WHEREAS, prior to the date hereof, MPLX, MarkWest, Hydrocarbon and Holdings entered into a Plan of Reorganization for purposes of Subchapter C of the United States Internal Revenue Code of 1986, as amended (the “Code”), such that certain steps qualify as reorganizations under Code § 368, pursuant to which Holdings was formed, MarkWest contributed Hydrocarbon to Holdings, and Holdings converted from a Delaware corporation to a Delaware limited liability company; and
WHEREAS, as of the date hereof and prior to giving effect to the transactions contemplated by this Agreement:
(a)    Hydrocarbon owns 28,554,313 MPLX Class A Units, which represent all of the MPLX Class A Units issued and outstanding;
(b)    Holdings is the sole member of Hydrocarbon;
(c)    MarkWest owns 1,000 shares of common stock of Holdings (“Holdings Common Stock”), which represents all of the issued and outstanding capital stock of Holdings;
(d)    MPLX owns 99 MarkWest common units representing limited partner interests of MarkWest, which represent a 99% limited partner interest in MarkWest;

(e)    MWE GP owns one MarkWest Class A unit representing general partner interests of MarkWest, which represents a 1% general partner interest in MarkWest;
(f)    MPLX is the sole member of MWE GP;
(g)    Logistics Holdings owns 79,466,136 MPLX Common Units;
(h)    MPLX GP owns 7,630,225 general partner units representing general partner interests of MPLX (“MPLX GP Units”), which represent a 2% general partner interest in MPLX; and
(i)    MPC Investment is the sole member of each of Logistics Holdings and MPLX GP.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by this Agreement, the Parties agree as follows:
ARTICLE 1
    REORGANIZATION TRANSACTIONS
1.1    Consent of the Parties. Subject to the terms of this Agreement and in reliance upon the representations, warranties and covenants made herein, each Party approves, authorizes and consents for all relevant purposes, including to the extent that such approval, authorization and/or consent is required under any Party’s constituency documents or applicable law, to each other Party taking or causing to be taken any and all such actions necessary or proper to consummate, give effect to and implement the Reorganization Transactions, including, without limitation, (i) the execution, delivery and performance of this Agreement and any other plan, contract, assignment, instrument, agreement, certificate or other document necessary or proper to be executed, delivered or performed in connection with this Agreement or the transactions contemplated hereby or to otherwise give effect to the Reorganization Transactions (collectively, the “Ancillary Documents”) to which such Party is a party, (ii) the sale, assignment, transfer, contribution or distribution of any Interests contemplated to be made hereunder or (iii) the filing of any of this Agreement or any Ancillary Documents with the appropriate federal, state or local governmental authorities.
1.2    Reorganization Transactions. The Parties agree to effect, or cause to be effected, each of the following transactions (the “Reorganization Transactions”), as applicable to the respective Party, in each case effective as of the times and dates set forth below and, in any event, in the following sequence, subject to the terms, conditions and limitations, if any, described below:
(a)    Hydrocarbon will sell to Logistics Holdings, and Logistics Holdings will purchase 2,500,000 MPLX Class A Units held by Hydrocarbon, effective on September 1, 2016, at 11:56 p.m., for the purchase price payable in cash to Hydrocarbon of $83,750,000.00, with such number of MPLX Class A Units purchased calculated based on the simple average of the closing prices of MPLX Common Units as reported on the New York Stock Exchange (“NYSE”) for the last ten trading days prior to September 1, 2016;
(b)    MarkWest will distribute (i) 990 shares of Holdings Common Stock, representing a 99% ownership interest of Holdings, to MPLX, and (ii) 10 shares of Holdings Common Stock, representing a 1% ownership interest of Holdings, to MWE GP, in each case, effective on September 1, 2016, at 11:57 p.m.;
(c)    MWE GP will in turn distribute its 10 shares of Holdings Common Stock, representing a 1% ownership interest of Holdings, to MPLX effective on September 1, 2016, at 11:57:30 p.m., after which distribution MPLX will own all 1,000 issued and outstanding shares of Holdings Common Stock;
(d)    MPLX will transfer (i) 980 shares of Holdings Common Stock, representing a 98% ownership interest of Holdings, valued at $716,938,089.50 to Logistics Holdings, in exchange for 21,401,137 MPLX Common Units held by Logistics Holdings, which number of MPLX Common Units to be exchanged shall be calculated based on the simple average of the closing prices of MPLX Common Units as reported on the NYSE for the last ten trading days prior to September 1, 2016, and (ii) 20 shares of Holdings Common Stock, representing a 2% ownership interest of Holdings, valued at $14,631,393.00 to MPLX GP, in exchange for 436,758 MPLX GP Units held by MPLX GP, which number of MPLX GP Units to be exchanged shall be calculated based on the simple average of the closing prices of MPLX Common Units as reported on NYSE for the last ten trading days prior to September 1, 2016, in each case, effective on September 1, 2016, at 11:58 p.m.;
(e)    Logistics Holdings will distribute 980 shares of Holdings Common Stock, representing a 98% ownership interest of Holdings, to MPC Investment, effective on September 1, 2016, at 11:59 p.m.;
(f)    MPLX GP will distribute 20 shares of Holdings Common Stock, representing a 2% ownership interest of Holdings, to MPC Investment, effective on September 1, 2016, at 11:59 p.m., after which distribution, MPC Investment will own all 1,000 issued and outstanding shares of Holdings Common Stock;
(g)    MPLX will issue (i) MPLX Common Units to Hydrocarbon in exchange for all of the MPLX Class A Units then held by Hydrocarbon and (ii) MPLX Common Units to Logistics Holdings in exchange for all of the MPLX Class A Units then held by Logistics Holdings, in each case based on a one-to-one (1:1) conversion and effective on September 2, 2016, at 12:01 a.m., eliminating all issued and outstanding MPLX Class A Units;
(h)    MPC Investment will contribute cash in the amount of $141,250,000.00 to Holdings, effective on September 2, 2016, at 12:02 a.m.;
(i)    Holdings will in turn contribute cash in the amount of $141,250,000.00 to Hydrocarbon, effective on September 2, 2016, at 12:03 a.m.;

(j)    Hydrocarbon will transfer cash in the amount of $225,000,000.00 to MarkWest in full payment and satisfaction of an intercompany loan owed by Hydrocarbon to MarkWest, effective on September 2, 2016 at 12:03:30 a.m.;
(k)    Hydrocarbon will distribute to Holdings all of its MPLX Common Units issued to Hydrocarbon, effective on September 2, 2016, at 12:04 a.m.;
(l)    Holdings will contribute its 100% ownership interest in Hydrocarbon to MPLX in exchange for one newly created and issued MPLX Common Unit, effective on September 2, 2016, at 12:05 a.m.;
(m)    MPLX will contribute (i) 99% of its ownership interest in Hydrocarbon to MarkWest and (ii) 1% of its ownership interest in Hydrocarbon to MWE GP, in each case, effective on September 2, 2016, at 12:06 a.m.; and
(n)    MWE GP will contribute its 1% ownership interest in Hydrocarbon to MarkWest, effective on September 2, 2016, at 12:07 a.m.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES
2.1    Mutual Representations. Each Party hereby represents and warrants to the other Parties, as of the date hereof, that:
(a)    Such Party is an entity duly organized and validly existing under the laws of the jurisdiction of its formation.
(b)    Such Party owns, beneficially and of record, its respective Interests free and clear of all Liens and will transfer, sell, distribute or contribute all right, title and interest in and to the Interests to the transferee free and clear of all Liens as contemplated by Section 1.2. The Interests held by such Party (and in the case of MPLX, the MPLX Common Units to be issued pursuant to Section 1.2) are, or when issued will be, validly issued, fully paid, and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act or Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act, if and to the extent applicable).
(c)    Such Party has the full power and authority and legal capacity to execute, deliver and perform this Agreement and all other Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.
(d)    This Agreement and each Ancillary Documents to which such Party is a party has been or will be duly authorized, executed and delivered and is a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(e)    The execution and delivery and performance of this Agreement and each Ancillary Document to which such Party is a party and the consummation of the transactions contemplated hereby and thereby will not (with or without the giving of notice, the lapse of time or both) materially conflict with, result in a material breach of or constitute a material default or acceleration under, or the creation of any Lien under (or result in an occurrence which with the lapse of time or action by a third party or both could result in such a breach, default or acceleration or the creation of a Lien) any of the terms, conditions or provisions of any material contract, agreement or other material instrument to which such Party is a party or by which it or its property may be materially bound or affected or any law, statute, rule, regulation, ordinance, writ, order or judgment to which such Party is subject or by which it or its property may be materially bound or affected.
(f)    No approval, consent, waiver or filing of or with any person or entity, including, but not limited to, any governmental authorities, bodies, agencies or instrumentalities, is or will be required for the execution or delivery by such Party of this Agreement or any Ancillary Document to which it is a party or the consummation by such Party of the transactions contemplated hereby or thereby other than approvals, consent, waivers or filings, if any, that have been or will be timely obtained or satisfied or that, if not so obtained, would not be reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated hereby.
(g)    There is no litigation, arbitration or administrative proceeding that is taking place, pending, or to the knowledge of such Party threatened, against it which could have a material adverse effect on such Party’s ability to enter into this Agreement or any Ancillary Document to which it is a party or to consummate the transactions contemplated hereby or thereby.
2.2    Effective Times. The Parties agree that payment of the amounts and the issuance and/or delivery of the Interests to the appropriate Parties in connection with the Reorganization Transactions will be deemed to have occurred at the respective effective dates and times as provided in Section 1.2 even if any such payments, issuances or deliveries actually occur prior to or following such effective dates and times.
2.3    Survival. The representations and warranties of each of the Parties under this Agreement shall survive until the fourth anniversary of the date of this Agreement.
ARTICLE 3
DEFINITIONS
3.1    Definitions. As used in this Agreement, the following terms have the following meanings:
“Affiliate” means, as to any specified entity, any other entity that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified entity. For purposes of this definition, “control” of an entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether by contract or otherwise. Notwithstanding anything herein to the contrary, for the purposes of this Agreement, (a) the MPLX Parties and their subsidiaries shall be deemed not to be “Affiliates” of the MPC Parties or any of their other Affiliates, and (b) the MPC Parties and their respective Affiliates shall not be deemed “Affiliates” of the MPLX Parties and their subsidiaries.
“Agreement” has the meaning set forth in the preamble.
“Ancillary Documents” has the meaning set forth in Section 1.1.
“Code” has the meaning set forth in the recitals.
“Holdings” has the meaning set forth in the preamble.
“Holdings Common Stock” has the meaning set forth in the recitals.
“Hydrocarbon” has the meaning set forth in the preamble.
“Interests” means the capital stock, voting securities, membership interests or partnership units (whether general or limited) to be sold, assigned, transferred or conveyed pursuant to Section 1.2.
“Liens” means any security interest, lien, deed of trust, mortgage, pledge, charge, claim, restriction, easement, encumbrance or other similar interest or right, provided that, restrictions on transfer of the Interests contained in the relevant limited partnership agreement, limited liability company agreement, bylaws or other applicable constituency document or imposed by applicable securities laws and regulations will not be deemed Liens for purposes of this Agreement.
“Logistics Holdings” has the meaning set forth in the preamble.
“MarkWest” has the meaning set forth in the preamble.
“MPC Investment” has the meaning set forth in the preamble.
“MPC Parties” means Holdings, MPLX GP, MPC Investment and Logistics Holdings.
“MPLX” has the meaning set forth in the preamble.
“MPLX GP” has the meaning set forth in the preamble.
“MPLX Class A Units” has the meaning set forth in the recitals.
“MPLX Common Units” has the meaning set forth in the recitals.
“MPLX GP Unit” has the meaning set forth in the recitals.
“MPLX Parties” means MarkWest, MWE GP, MPLX and Hydrocarbon.
“MWE GP” has the meaning set forth in the preamble.

“Reorganization Transactions” has the meaning set forth in Section 1.2.
ARTICLE 4
MISCELLANEOUS

4.1    Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of each Party will bind and inure to the benefit of the respective successors and assigns of such Party, whether so expressed or not.
4.2    Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person not a Party.
4.3    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the provisions of the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or doctrine that would result in the application of the laws of another jurisdiction.
4.4    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
4.5    Entire Agreement. This Agreement, together with the Ancillary Agreements constitute the complete and final agreement of the parties hereto concerning the matters referred to herein and shall supersede all prior agreements and understandings.
4.6    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.
[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their duly authorized representatives as of the time, day and year first written above.

MARKWEST ENERGY PARTNERS, L.P.
By: MWE GP LLC, its General Partner

By:	/s/ Donald C. Templin
Name: Donald C. Templin
Title: President

MARKWEST HYDROCARBON, L.L.C.

By:	/s/ Donald C. Templin
Name: Donald C. Templin
Title: President

MPC INVESTMENT LLC

By:	/s/ Timothy T. Griffith
Name: Timothy T. Griffith
Title: Senior Vice President and Chief
Financial Officer

MPLX LP
By:	MPLX GP LLC, its General Partner

By:	/s/ Donald C. Templin
Name: Donald C. Templin
Title: President

MPLX GP LLC

By:	/s/ Nancy K. Buese
Name: Nancy K. Buese
Title: Executive Vice President and
Chief Financial Officer

MPLX HOLDINGS INC.

By:	/s/ Timothy T. Griffith
Name: Timothy T. Griffith
Title: Vice President

MPLX LOGISTICS HOLDINGS LLC

By:	/s/ Timothy T. Griffith
Name: Timothy T. Griffith
Title: Vice President

MWE GP LLC

By:	/s/ Nancy K. Buese
Name: Nancy K. Buese
Title: Executive Vice President and
Chief Financial Officer